USAir Group, Inc.
                                  Exhibit 11
     Computation of Primary and Fully Diluted Earnings Per Share ("EPS")
                                 (unaudited)
                   (in thousands, except per share amounts)





                                                      Three Months Ended             Nine Months Ended
                                                         September 30,                 September 30,
                                                    ----------------------        -----------------------
                                                      1996           1995           1996           1995
                                                    ---------      ---------      ---------      ---------
Adjustments to Net Income (Loss)
--------------------------------------------------
Net income                                          $ 67,738       $ 43,056       $236,220       $ 59,033
Preferred dividend requirement                       (22,338)       (21,415)       (67,134)       (63,044)
                                                    ---------      ---------      ---------      ---------
Net income (loss) applicable to common
     stock and common stock equivalents
     used for primary computation                     45,400         21,641        169,086         (4,011)
Fully diluted adjustments:
     Assume conversion of preferred stock:
          Preferred dividend requirement              22,338   a)    21,415   b)    67,134   a)    63,044   b)
                                                    ---------      ---------      ---------      ---------
Adjusted net income (loss) applicable to
     common stock assuming full dilution            $ 67,738       $ 43,056       $236,220       $ 59,033
                                                    =========      =========      =========      =========

Adjustments to Common Shares Outstanding
--------------------------------------------------

Average number of shares of common  stock             64,213         62,472         63,947         62,143
Primary adjustments
     Incremental shares from the 1984, 1992,
          and 1996 Plans' outstanding stock
          options using the treasury stock method      1,625             99          1,510              -   c)
                                                    ---------      ---------      ---------      ---------
Total average number of common and
     common equivalent shares used for
     primary computation                              65,838         62,571         65,457         62,143
                                                    =========      =========      =========      =========



                           (continued on next page)

                              USAir Group, Inc.
                                  Exhibit 11
     Computation of Primary and Fully Diluted Earnings Per Share ("EPS")
                                 (unaudited)
                   (in thousands, except per share amounts)
                                 (Continued)


                                                Three Months Ended           Nine Months Ended
                                                   September 30,                September 30,
                                               ----------------------      -----------------------

                                                 1996          1995          1996          1995
                                               --------      --------      --------      ---------
Average number of shares of  common stock        64,213        62,472        63,947        62,143
Fully diluted adjustments
     Incremental shares from the 1984, 1992,
          and 1996 Plans' outstanding stock
          options using the treasury stock
          method                                  1,625           136         1,510           136   d)
     Assume conversion of preferred stock        39,156  a)    39,156  b)    39,156  a)    39,156   b)
                                               --------      --------      --------      ---------
          Total average number of common
          shares to be outstanding after full
          conversion                            104,994       101,764       104,613       101,435
                                               ========      ========      ========      =========

Income (Loss) Per Common Share
---------------------------------------------

Primary income (loss) per common share         $   0.69      $   0.35      $   2.58      $  (0.06)
                                               ========      ========      ========      =========
Fully diluted income (loss) per common share   $   0.65      $   0.42      $   2.26      $   0.58
                                               ========      ========      ========      =========


a)    Inclusion of the effects of assuming conversion of USAir Group, Inc. ("USAir Group") Series A
      Preferred  Stock is antidilutive but included in accordance with Regulation S-K Item 601(b)(11).

b)    Inclusion  of  the  effects  of assuming conversion of USAir Group's Series A, B, F, and T
      Preferred Stock  is  antidilutive  but  included  in  accordance  with  Regulation  S-K  item  601(b)(11).

c)    The  incremental  shares that are a result of assuming exercise of stock options using the treasury stock  method  are antidilutive and excluded from the calculation of primary earnings per share.

d)    The  incremental  shares that are a result of assuming exercise of stock options using the treasury stock  method  are  antidilutive but included in accordance with Regulation S-K item 601(b)(11).